UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio	44503-1203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Gregory G. Krontiris, Senior Vice President and Chief Lending Officer of The Home Savings and Loan Company of Youngstown, Ohio, a wholly owned subsidiary of United Community Financial Corp. (collectively, the “Company”), notified the Company on June 10, 2013 that, in conjunction with the Restructuring (as defined below), he would resign from his positions with the Company.

Section 8 – Other Events

Item 8.01 Other Events.

As of June 10, 2013, the Company completed a rights offering for 1,818,181 common shares to existing Company shareholders at a price of $2.75 per share, for total proceeds of $5.0 million. In closing the rights offering, the Company executed the final step of its capital raising efforts and plans to turn attention and resources to its business plan, which includes a reassignment of certain duties and responsibilities among the Company’s management and leadership (the “Restructuring”).

A copy of the press release issued to announce the completion of the rights offering and the Company’s Restructuring is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated June 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: June 12, 2013